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                                                                    EXHIBIT 23.7

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-54800 of NNG, Inc. on Form S-4 of our report dated January 24, 2001, except for the subsequent events footnote, as to which the date is March 1, 2001 appearing in the Annual Report on Form 10K/A of Northrop Grumman Corporation for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche LLP

Los Angeles, California
March 27, 2001